CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the CCA Investments Trust and to the use of our report dated January 27, 2017 on the financial statements and financial highlights of CCA Core Return Fund and CCA Aggressive Return Fund, each a series of shares of beneficial interest in CCA Investments Trust. Such financial statements and financial highlights appear in the November 30, 2016 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

                                                                                       BBD, LLP

Philadelphia, Pennsylvania

March 24, 2017